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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-3 of our reports dated February 19, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Chicago, Illinois
January 31, 2000